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                                                                   EXHIBIT 10.14


            NOMINATING COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF
                     CENTENNIAL SPECIALTY FOODS CORPORATION

PURPOSE

The purpose for the Nominating Committee of the Board of Directors of Centennial Specialty Foods Corporation (the "Company") shall be to seek and recommend to the Board of Directors nomination of qualified candidates for election to the Board of Directors at Centennial Specialty Foods Corporation's Annual Meeting of Stockholders. In addition, the Nominating Committee will seek qualified candidates to fill vacancies on the Board of Directors subject to appointment by the Board of Directors with direct input from the Chairman of the Board and Chief Executive Officer.

NOMINATION/APPOINTMENT POLICY

The Nominating Committee believes that it is in the best interests of the Company and its stockholders to obtain highly-qualified candidates to serve as members of the Board of Directors. The Nominating Committee will seek candidates for nomination and appointment that are independent with excellent decision-making ability, business experience, marketing and food industry background, personal integrity and reputation.

MEMBERSHIP

The Nominating Committee will consist of a minimum of two members appointed by the Board of Directors. The members of the Nominating Committee will be appointed by and serve at the discretion of the Board of Directors.

MEETINGS

Meetings of the Nominating Committee will be held at least once annually to evaluate and make recommendations to the Board of Directors of qualified candidates to be nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting of Stockholders. Other meetings of the Nominating Committee will be held, from time to time, as the members of the Nominating Committee or Board of Directors determine are necessary in response to the needs of the Board of Directors.

REPORTS

The Nominating Committee will provide written reports to the Board of Directors regarding the Nominating Committee nominations for election or appointment to the Board of Directors.



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MINUTES

The Nominating Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.



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